SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2000

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation or organization	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

_________________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
Former name and address)

Item 4.   Changes in Registrant's Certifying Accountant

          Following the consummation of the merger between Dallas, Texas-based Richmont Marketing Specialists Inc. ("Richmont") and Merkert American Corporation ("Merkert") on August 18, 1999, the surviving company, renamed Marketing Specialists Corporation (the "Registrant"), continued its engagement of its certifying accountant, Arthur Andersen, LLP ("Andersen"). Registrant has now determined that it is in its best interests to change auditors. Therefore, effective December 1, 2000, Andersen is dismissed and PricewaterhouseCoopers LLP ("PwC") will replace Andersen as the ongoing certifying accountant for Registrant. This change was recommended and approved by Registrant's Audit Committee and Board of Directors effective as of December 1, 2000. Registrant maintains a high regard for Andersen and is grateful for the work it has performed.

          The reports of Andersen for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Registrant's two most recent fiscal years and subsequent interim periods preceding the date of this report there were no:

(i)

Disagreements between Registrant and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement or disagreements in their reports on the financial statements for such years.

(ii)	Reportable events involving Andersen that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

          The Registrant requested, and Andersen has furnished, a letter addressed to the Securities and Exchange Commission stating that Andersen agrees with the above statements that pertain to Andersen. A copy of such letter, dated December 1, 2000, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits
The following Exhibits are filed herewith:
	16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION
By:_______________________________________ Terry L. Crump Executive Vice President and Chief Financial Officer

Date:  December 1, 2000

EXHIBIT INDEX
Exhibit No.	Description
16.1*	Letter from Arthur Andersen LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K

*  filed herewith

Exhibit 16.1

Arthur Andersen LLP

December 1, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:     Marketing Specialists Corporation

Commissioners:

We have read Item 4 of Marketing Specialists Corporation's Form 8-K dated December 1, 2000 and are in agreement with the statements contained therein.

Yours truly,

/s/ Arthur Andersen LLP

Arthur Andersen LLP